Exhibit 99.2

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

All references to “Nexstar,” “we,” “our,” “ours” and “us” refer to Nexstar Media Group, Inc. and its consolidated subsidiaries, including Tribune Media Company (“Tribune Media”); “Nexstar Media Group” refers to Nexstar Media Group, Inc. and not to any of its consolidated subsidiaries; “Nexstar Broadcasting” refers to Nexstar Broadcasting, Inc., our direct subsidiary; “Nexstar Digital” refers to Nexstar Digital LLC, our direct subsidiary; “Marshall” refers to Marshall Broadcasting Group, Inc., a variable interest entity; “Mission” refers to Mission Broadcasting, Inc., a variable interest entity; “Shield” refers to Shield Media, LLC, a variable interest entity; and the “Company” refers collectively to Nexstar, Mission, Marshall and Shield and their respective consolidated subsidiaries.

The following table sets forth certain condensed combined unaudited pro forma financial data of the Company for the periods and at the dates indicated. The unaudited pro forma condensed combined statement of operations data for the year ended December 31, 2018, for the nine months ended September 30, 2019 and for the twelve-month period ended September 30, 2019 have all been prepared to give effect to the acquisition of Tribune, including the estimated impact of the divestiture of certain Nexstar and Tribune Media stations and the borrowings to fund the net cash requirements and refinance certain existing debt of Tribune Media (collectively, the “Tribune Transactions”). The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018, for the nine months ended September 30, 2019 and for the twelve-month period ended September 30, 2019 have been prepared as though the Tribune Transactions occurred as of January 1, 2018.

The summary unaudited pro forma condensed combined financial data is for informational purposes only and should not be considered indicative of actual results that would have been achieved had the Tribune Transactions been consummated on the dates or for the periods indicated and do not purport to indicate consolidated statement of operations data or other financial data as of any future date or for any future period.

You should read the data below in conjunction with the information contained in “—Summary Historical Consolidated Financial Data of Nexstar,” “Risk Factors,” the consolidated financial statements of Nexstar and the related notes thereto incorporated herein by reference and the consolidated financial statements of Tribune Media and the related notes thereto incorporated herein by reference.

	Year Ended December 31, 2018	Nine Months Ended September 30, 2019	Twelve Months Ended September 30, 2019
	(in thousands)
Pro Forma Income Statement Data:
Net revenue	$4,266,475	$2,923,988	$4,158,957
Operating expenses (income):
Direct operating expenses, excluding depreciation and amortization	1,634,965	1,276,508	1,683,412
Selling, general, and administrative expenses, excluding depreciation and amortization	1,019,104	723,919	1,012,279
Depreciation	138,739	106,398	144,550
Amortization of intangible assets	286,278	203,031	273,208
Amortization of broadcast rights	191,334	134,852	176,326
Goodwill and intangible assets impairment	19,911	63,317	86,328
Gain on sales of spectrum	(83,091)	—	—
Gain on sales of real estate, net	(24,657)	—	(24,657)
Reimbursement from the FCC related to station repack	(33,897)	(60,697)	(79,528)

Total operating expenses	3,148,686	2,447,328	3,271,918

Income from operations	1,117,789	476,660	887,039
Income on equity investments, net	132,483	108,341	142,153
Interest expense, net	(474,309)	(355,990)	(453,515)
Loss on extinguishment of debt	(12,120)	(3,724)	(11,199)
Pension and other postretirement plans credit, net	38,894	18,499	27,931
Gain (loss) on investment transactions	(1,113)	86,272	86,272
Other income (expenses)	(947)	96	1,700

Income before income taxes	800,677	350,154	680,381
Income tax expense	(189,434)	(113,940)	(199,297)

Net income	611,243	236,214	481,084
Net loss (income) attributable to noncontrolling interests	1,253	(5,386)	(6,759)

Net income attributable to Nexstar Media Group, Inc.	$612,496	$230,828	$474,325

	Year Ended December 31, 2018	Nine Months Ended September 30, 2019	Twelve Months Ended September 30, 2019
	(in thousands)
Pro Forma Other Financial Data:
Pro forma broadcast cash flow(1)(3)	$1,595,970	$980,107	$1,521,003
Pro forma adjusted EBITDA(2)(3)	1,610,748	942,055	1,419,125
Pro forma covenant EBITDA(3)(4)	1,934,314	1,205,435	1,779,430

(1)

Broadcast cash flow is calculated as net income, plus interest expense (net), loss on extinguishment of debt, income tax expense (benefit), depreciation, amortization of intangible assets and broadcast rights (excluding barter), (gain) loss on asset disposal, corporate expenses, other expense (income) and goodwill and intangible assets impairment, minus pension and other postretirement plans credit (net), reimbursement from the FCC related to station repack and broadcast rights payments.

(2)	Adjusted EBITDA is calculated as broadcast cash flow, plus pension and other postretirement plans credit (net), minus corporate expenses.
(3)

Broadcast cash flow, Adjusted EBITDA and Covenant EBITDA are non-GAAP financial measures. We believe the presentation of these non-GAAP measures is useful to investors because they are used by lenders to measure our ability to service debt; by industry analysts to determine the market value of stations and their operating performance; by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and because they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, time brokerage agreements or local marketing agreements. Management believes they also provide an additional basis from which investors can establish forecasts and valuations for our business.

(4)

Covenant EBITDA is calculated in accordance with the credit agreement governing our obligations under the Existing Credit Facilities (based on a trailing twelve months) as Adjusted EBITDA plus non-cash charges and expenses and nonrecurring charges, stock-based compensation expense, transaction synergies and further adjusts for the pro forma effect of acquisitions consummated within the past twelve months.

The following is a reconciliation of pro forma broadcast cash flow, pro forma Adjusted EBITDA and pro forma Covenant EBITDA to pro forma net income:

	Year Ended December 31, 2018	Nine Months Ended September 30, 2019	Twelve Months Ended September 30, 2019
	(in thousands)
Pro forma net income	$611,243	$236,214	$481,084
Add (Less):
Interest expense, net	474,309	335,990	453,515
Loss on extinguishment of debt	12,120	3,724	11,199
Income tax expense	189,434	113,940	199,297
Depreciation	138,739	106,398	144,550
Amortization of intangible assets	286,278	203,031	273,208
Amortization of broadcast rights	191,334	134,852	176,326
Amortization of right-of-use assets attributable to favorable (unfavorable) leases	—	457	457
Reorganization items, net	2,400	(17,282)	(16,704)
Gain on sales of spectrum	(83,091)	—
Loss (gain) on investment transactions	1,113	(86,272)	(86,272)
(Gain) on asset disposal (including real estates), net	(18,604)	69	(19,768)
Loss on operating lease terminations	—	420	420
Corporate expenses	195,707	253,590	339,513
Goodwill and intangible assets impairment	23,011	63,317	86,328
Impairment of broadcast rights	28,380	—	—
Income on equity investments, net	(132,483)	(108,341)	(142,153)
Other expenses (income)	947	(96)	(1,700)
Pension and other postretirement plans credit, net	(38,894)	(18,499)	(27,931)
Reimbursement from the FCC related to station repack	(33,897)	(60,697)	(79,528)
Payments for broadcast rights	(252,076)	(180,708)	(270,838)

Pro forma broadcast cash flow	1,595,970	980,107	1,521,003
Add (Less):
Distributions from equity investments	171,591	197,039	209,704
Pension and other postretirement plans credit, net	38,894	18,499	27,931
Corporate expenses, excluding one-time transaction expenses	(147,311)	(148,960)	(222,095)

Pro forma adjusted EBITDA before one-time transaction expenses	1,659,144	1,046,685	1,536,543

	Year Ended December 31, 2018	Nine Months Ended September 30, 2019	Twelve Months Ended September 30, 2019
	(in thousands)
Add (Less):
Corporate one-time transaction expenses	(48,396)	(104,630)	(117,418)

Pro forma adjusted EBITDA	$1,610,748	$942,055	$1,419,125

Add (Less):
Stock-based compensation expense	52,030	44,437	59,819
Reimbursement from the FCC related to station repack	33,897	60,697	79,528
Non-recurring charges(a)	48,396	29,356	44,069
Non-cash revenue and expense(net)(b)	(1,340)	(456)	(334)
Transaction Synergies(c)	185,000	129,250	175,500
Other items	5,583	96	1,723

Pro forma covenant EBITDA	$1,934,314	$1,205,435	$1,779,430

(a)	Includes legal and professional fees related to acquisitions or financing events and severance on newly acquired stations.
(b)	Includes the reversal of trade revenue less trade expense, amortization of deferred representation fee incentive and recognition of deferred gain on sale of towers.
(c)

Represents estimated annual savings from the integration of Nexstar and Tribune expected to be realizable within 12 months of closing of the Transaction, including (i) corporate overhead reduction of approximately $30 million, consisting primarily of reductions to personnel, travel and entertainment, and elimination of redundant Board and professional services expenses, (ii) net increases of retransmission revenue, net of associated expenses, of approximately $85 million as Tribune subscriber counts will be billed at Nexstar rates and (iii) Station and Digital Expense Reduction of approximately $70 million of expected cost savings related to rationalization of costs at the individual station level and from digital expenses in overlapping divisions. No amounts have been attributed specifically to the year ended December 31, 2018 or the nine months ended September 30, 2019 for purposes of these calculations.

The estimated Nexstar and Tribune synergies are approximations based upon a number of assumptions and estimates that are in turn based on our analysis of the various factors which currently, and could in the future, impact our and Tribune’s businesses. These assumptions and estimates are inherently uncertain and subject to significant business, operational, economic and competitive uncertainties and contingencies. We cannot assure you that any or all of these synergies will be achieved in the anticipated amounts or within the anticipated timeframes or cost expectations or at all.